UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.   )
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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

MEDALLION FINANCIAL CORP.
(Name of Registrant as Specified In Its Charter)
ZimCal Asset Management, LLC BIMIZCI Fund, LLC Warnke Investments LLC Stephen Hodges Judd Deppisch
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Peter D. Fetzer Foley & Lardner LLP 777 East Wisconsin Avenue Suite 3800 Milwaukee, WI 53202-5306 (414) 297-5596
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ZimCal Asset Management, LLC

On April 12, 2024, ZimCal Asset Management, LLC, Stephen Hodges, BIMIZCI Fund, LLC and Warnke Investments LLC (collectively, “ZimCal”) issued a press release announcing that ZimCal filed a preliminary proxy statement in connection with its campaign to elect its slate of nominees to the board of directors of Medallion Financial Corp.  A copy of the press release is attached hereto as Exhibit 1.
Important Information
The press release is not a solicitation of a proxy from any security holder of Medallion Financial Corp.  Stephen Hodges, and his affiliates, ZimCal Asset Management, LLC, BIMIZCI Fund, LLC and Warnke Investments LLC (collectively, “ZimCal”), have nominated individuals as nominees to the Company’s board of directors and intend to solicit votes for the election of those individuals, Stephen Hodges and Judd Deppisch, as members of the Company’s board of directors (the “Nominees”).  ZimCal will send a definitive proxy statement, proxy card and related proxy materials to shareholders of the Company seeking their support of the Nominees at the Company’s 2024 annual meeting of stockholders.  Stockholders are urged to read the definitive proxy statement and WHITE proxy card when they become available, because they will contain important information about the Nominees, the Company and related matters.  Shareholders may obtain a free copy of the definitive proxy statement and proxy card (when available) and other documents filed by ZimCal with the Securities and Exchange Commission (“SEC”) at the SEC’s web site at www.sec.gov.  Shareholders may also direct a request to ZimCal’s proxy solicitor, Saratoga, 520 8th Avenue, 14th Floor, New York, NY 10018 (shareholders can e-mail at info@saratogaproxy.com or call toll-free at (888) 368-0379).
Participants in Solicitation
The following persons are participants in the planned solicitation by ZimCal: ZimCal Asset Management, LLC, BIMIZCI Fund, LLC, Warnke Investments LLC, Judd Deppisch, and Stephen Hodges.  The participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock. ZimCal filed a preliminary proxy statement under cover of Schedule 14A on April 10, 2024 (the “Preliminary Proxy Statement”). Information regarding the participants and their interests is contained in the Preliminary Proxy Statement.

Exhibit 1
Press Release:
ZimCal Asset Management, LLC and Its Affiliates Nominate Two Highly Qualified, Independent Candidates to the Board of Medallion Financial Corp.
•	Medallion Financial Corp. stock price is down 40% over the last 10 years.
•	ZimCal seeks changes in leadership and governance and believes the current Board lacks independence and has rewarded management at the expense of stockholders.
•	ZimCal sees heightened near-term risk factors given Medallion’s material subprime exposure, worsening charge-offs and poor history of loss mitigation.
•	ZimCal sees tremendous growth and long-term profit potential for the Company with the right governance, management and business strategy in place.
•	ZimCal launches campaign website www.restoretheshine.com.

April 12, 2024 03:28 PM Eastern Daylight time

MINNEAPOLIS--(BUSINESS WIRE)--ZimCal Asset Management, LLC, and its affiliates BIMIZCI Fund LLC, Warnke Investments LLC and Stephen Hodges (collectively “ZimCal”) one of the largest investors in Medallion Financial Corp. (the “Company” or “MFIN”) with over $15.5 million in debt and equity investment exposure, filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) in connection with its nomination of two independent Board candidates for election to the Company’s Board of Directors (the “Board”) at the 2024 Annual Meeting of Stockholders.
ZimCal’s nominees have a combined 40 years of financial experience in areas including banking, consumer lending, securitization, credit analysis and capital markets.  Their experience directly overlaps with, and will enhance, the Company’s core business.  The nominees bring a fresh perspective, are unafraid to challenge the status quo and will work tirelessly to help create shareholder value.
ZimCal will issue ongoing press releases with updates and details on its plan to “Restore the Shine” to Medallion Financial Corp. All releases will also be at www.restoretheshine.com.
Visit https://restoretheshine.com/home#Nominees to learn about our nominees.
Visit www.restoretheshine.com to view important details and updates, and to sign-up.
About ZimCal Asset Management, LLC
ZimCal Asset Management is an alternative investment firm focused primarily on niche, illiquid and complex credit investment opportunities.
ZimCal Asset Management partners with both healthy and distressed borrowers or issuers and provides customized solutions that meet their unique needs and circumstances.  Over the last 15 years, the founder of ZimCal Asset Management has developed a specialization investing in FDIC-insured institutions and has partnered with over 120 bank lenders through investments on both sides of the balance sheet.
ZimCal usually works in collaboration with bank leadership teams if required, but on very rare occasions, must insert itself more forcefully if it believes that leadership is underwhelming and threatens to undermine stakeholder investments.  ZimCal prides itself on performing extensive, rigorous financial analysis and research to fully understand the risks of any investment.
Solicitation Information
This press release is not a solicitation of a proxy from any security holder of Medallion Financial Corp.  Stockholders are urged to read the definitive proxy statement and WHITE proxy card when they become available, because they will contain important information about the ZimCal nominees and related matters.  Shareholders may obtain a free copy of the definitive proxy statement and WHITE proxy card (when available) and other documents filed by ZimCal on the web site of the Securities and Exchange Commission (SEC) at www.sec.gov.  Shareholders may also direct a request to ZimCal’s proxy solicitor, Saratoga, 520 8th Avenue, 14th Floor, New York, NY 10018 (shareholders can e-mail at info@saratogaproxy.com or call toll-free at (888) 368-0379).
Participants in Solicitation
The identity of the participants in the solicitation and a description of their direct or indirect interests, by security holdings or otherwise is contained in ZimCal’s preliminary proxy statement filed with the SEC on April 10, 2024.
Contacts
nicole@nh-consult.com